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                                                                    Exhibit C.3.



                               THE REGIS FUND II
                       AGREEMENT AND DECLARATION OF TRUST

                                 April 26, 1994
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                       AGREEMENT AND DECLARATION OF TRUST

                                   ARTICLE II

                                PURPOSE OF TRUST

     The purposes of the Trust are (i) to operate as an investment company and to offer Shareholders of the Trust and each Sub-Trust of the Trust one or more investment programs primarily in securities and debt instruments, and (ii) to engage in such activities that are necessary, suitable, incidental, or convenient to the accomplishment of the foregoing.


                                  ARTICLE III

                                  THE TRUSTEES

     (c) ELECTION AND TERM. The Trustees shall be elected by the Shareholders of the Trust at a meeting of the Shareholders held prior to the effective date of the Registration Statement of the Trust under the 1940 Act, and the term of office of any Trustees in office before such election shall terminate at the time of such election. Each Trustee shall be a natural person and may, but need not be a Shareholder. Each Trustee, whether named above or hereafter becoming a Trustee, shall serve as a Trustee of the Trust and of each Sub-Trust hereunder during the lifetime of this Trust and until its termination as hereinafter provided except as such Trustee sooner dies, resigns, retires, or is removed or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his successor.
The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose and to the extent required by applicable law, including paragraph (a) and (b) of Section 16 of the 1940 Act. Subject to Section 16(a) of the 1940 Act, the Trustees may elect successors and may, pursuant to Section 3.1(f) hereof, appoint Trustees to fill vacancies.

                                   ARTICLE IV

                                     SHARES

     (c) DIVIDENDS. Dividends and distributions on Shares of a particular Sub-Trust or any class thereof may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Sub-Trust or class, from such of the income and capital gains, accrued or realized, from the assets belonging to that Sub-Trust, or in the case of a class, belonging to that Sub-Trust and allocable to that class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Sub-Trust or class. All dividends and distributions on Shares of a particular Sub-Trust or class thereof shall be distributed pro rata to the holders of Shares of that Sub-Trust or class in proportion to the number of Shares of that Sub-Trust or class held by such holders at the date and
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time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares of that Sub-Trust or class of a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (h) of this Section 4.2.

     The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall e conclusive and binding upon the Shareholders.

     (d) LIQUIDATION. In the event of the liquidation or dissolution of the Trust, subject to Section 7.1 hereof, the holders of Shares of each Sub-Trust or any class thereof that has been established and designated shall be entitled to receive, when and as declared by the Trustees, the excess of the assets belonging to that Sub-Trust, or in the case of a class, belonging to that Sub-Trust and allocable to that class, over the liabilities belonging to that Sub-Trust or class. The assets so distributable to the holders of Shares of any particular Sub-Trust or class thereof shall be distributed among such holders in proportion to the number of Shares of that Sub-Trust or class thereof held by them and recorded on the books of the Trust. The liquidation of any particular Sub-Trust or class thereof may be authorized at any time by vote of a majority of the Trustees then in office.

     (e) VOTING. On each matter submitted to a vote of the Shareholders, each holder of a Share shall be entitled to one vote for each whole Share standing in his name on the books of the Trust irrespective of the Series thereof or class thereof and all Shares of all Series and classes thereof shall vote together as a single class; provided, however, that as to any matter (i) with respect to which a separate vote of one or more Series or classes thereof is required by the 1940 Act or the provisions of the writing establishing and designating the Sub-Trust or class, such requirements as to a separate vote by such Series or class thereof shall apply in lieu of all Shares of all Series and classes thereof voting together; and (ii) as to any matter which affects the interests of one or more particular Series or classes thereof, only the holders of Shares of the one or more affected Series or classes shall be entitled to vote, and each such Series or class shall vote as a separate class.

     (f) REDEMPTION BY SHAREHOLDER. Each holder of Shares of a particular Sub-Trust or any class thereof shall have the right at such times as may be permitted by the Trust to require the Trust to redeem all or any part of his Shares of that Sub-Trust or class thereof at a redemption price equal to the net asset value per Share of that Sub-Trust or class thereof next determined in accordance with subsection (h) of this Section 4.2 after the Shares are properly tendered for redemption, subject to any contingent deferred sales charge or redemption charge in effect at the time of redemption. Payment of the redemption price shall be in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions

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exist which make payment wholly in cash unwise or undesirable, the Trust may, subject to the requirements of the 1940 Act, make payment wholly or partly in securities or other assets belonging to the Sub-Trust of which the Shares being redeemed are part at the value of such securities or assets used in such determination of net asset value.

     Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Sub-Trust or class thereof to require the Trust to redeem Shares of that Sub-Trust during any period or at any time when and to the extent permissible under the 1940 Act.

     (g) REDEMPTION BY TRUST. Each Share of each Sub-Trust or class thereof that has been established and designated is subject to redemption by the Trust at the redemption price which would be applicable if such Share was then being redeemed by the Shareholder pursuant to subsection (f) of this Section 4.2: (i) at any time, in the sole discretion of the Trustees, or (ii) upon such other conditions as may from time to time be determined by the Trustees and set forth in the then current Prospectus or Statement of Additional Information of the Trust. Upon such redemption the holders the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

     (h) NET ASSET VALUE. The net asset value per Share of any Sub-Trust shall be (i) in the case of a Sub-Trust whose Shares are not divided into classes, the quotient obtained by dividing the value of the net assets of that Sub-Trust (being the value of the assets belonging to that Sub-Trust less the liabilities belonging to that Sub-Trust) by the total number of Shares of that Sub-Trust outstanding, and (ii) in the case of a class of Shares of a Sub-Trust whose Shares are divided into classes, the quotient obtained by dividing the value of the net assets of that Sub-Trust allocable to such class (being the value of the assets belonging to that Sub-Trust allocable to such class less the liabilities belonging to such class) by the total number of Shares of such class outstanding; all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

     The Trustees may determine to maintain the net asset value per Share of any Sub-Trust at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that Sub-Trust as dividend payable in additional shares of the Sub-Trust at the designated constant dollar amount and for the handling of any losses attributable to that Sub-Trust. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Trust attributable to that Sub-Trust his pro rata portion of the total number of Shares required to be canceled in order to permit the net asset value per Share of that Sub-Trust to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have agreed, by his investment in any Sub-Trust with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

     (i) TRANSFER. All Shares of each particular Sub-Trust or class thereof shall be transferable, but transfers of Shares of a particular Sub-Trust or class thereof will be recorded on the Share transfer records of the Trust applicable to that Sub-Trust or class only at such times as

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Shareholders shall have the right to require the Trust to redeem Shares of that
Sub-Trust or class and at such other times as may be permitted by the Trustees.

     (j) EQUALITY. Except as provided herein or in the instrument designating and establishing any class of Shares or any Sub-Trust, all Shares of each particular Sub-Trust or class thereof shall represent an equal proportionate interest in the assets belonging to that Sub-Trust, or in the case of a class, belonging to that Sub-Trust and allocable to that class, subject to the liabilities belonging to that Sub-Trust or class and each share of any particular Sub-Trust or class shall be equal to each other Share of that Sub-Trust or class; but the provisions of this sentence shall not restrict any distinctions permissible under subsection (C) of this Section 4.2 that may exist with respect to dividends and distributions on Shares of the same Sub-Trust or class. The Trustees may from time to time divide or combine the Shares of any particular Sub-Trust or class into a greater or lesser number of Shares of that Sub-Trust or class without thereby changing the proportionate beneficial interest in the assets belonging to that Sub-Trust or class or in any way affecting the rights of Shares of any other Sub-Trust or class.

     (k) FRACTIONS. Any fractional Share of any Sub-Trust or class, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Sub-Trust or class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

     (m) CLASS DIFFERENCES. Subject to Section 4.1, the relative rights and preferences of the classes of any Sub-Trust may differ in such other respects as the Trustees may determine to be appropriate in their sole discretion, provided that such differences are set forth in the instrument establishing and designating such classes and executed by a majority of the Trustees (or by an instrument executed by an officer of the Trust pursuant to a vote of a majority of the Trustees).

     Section 4.3 OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Sub-Trust and each class thereof that has been established and designated. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signature, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Sub-Trust and class thereof held from time to time by each such Shareholder.

     Section 4.5 NO PRE-EMPTIVE RIGHTS. Shareholders shall have no pre-emptive or other rights to subscribe to any additional Shares or other securities issued by the Trust or any Sub-Trust, except as the Trustees in their sole discretion shall have determined by resolution.

     Section 4.6 STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder by virtue of acquiring Shares shall be held to have expressly assented

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and agreed to the terms hereof and to have become a party hereto. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the continuance of the Trust shall not operate to dissolve or terminate the Trust or any Sub-Trust thereof nor entitle the representative of such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

     Section 4.7 NO APPRAISAL RIGHTS. Shareholders shall have no right to demand payment for their shares or to any other rights of dissenting shareholders in the event the Trust participates in any transaction which would give rise to appraisal or dissenters' rights by a shareholder of a corporation organized under the General Corporation Law of the State of Delaware, or otherwise.


                                   ARTICLE V

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 5.1  VOTING POWERS.  The Shareholders shall have power to vote only
(i) for the election of Trustees as provided in Section 3.1, (ii) with respect to any contract with a Contracting Party as provided in Section 3.3 as to which Shareholder approval is required by the 1940 Act, (iii) with respect to any termination or reorganization of the Trust to the extent and as provided in Sections 7.1 and 7.2, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Section 7.3, and (v) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Proxies may be given orally or in writing or pursuant to any computerized or mechanical data gathering process specifically approved by the Trustees. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At any time when no Shares of a Series are outstanding, the Trustees may exercise all rights of Shareholders of that Series with respect to matters affecting that Series and may take any actions required by law, this Declaration of Trust, or the By-Laws to be taken by Shareholders.

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     Section 5.2  MEETINGS.  No annual or regular meeting of Shareholders is required. Special meetings of Shareholders may be called by the Trustees from time to time for the purpose of electing Trustees as herein provided and for such other purposes as may be prescribed by law, this Declaration of Trust or the By-Laws, or for taking action upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place, and purpose of the meeting, to each Shareholder at the Shareholder's address as it appears on the record of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trustee or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

     Section 5.3 RECORD DATES. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than 90 days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action. Nothing in this section shall be construed as precluding the Trustees from setting different record dates for different Sub-Trusts.

     Section 5.4 QUORUM AND REQUIRED VOTE. Except as otherwise provided by the 1940 Act or other applicable law, thirty percent of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting. Any meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time by the majority of the Shares represented at the meeting, either in person or by proxy. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting without the necessity of notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Trustees fix a new record date for the adjourned meeting. A majority of the Shares voted, at a meeting of which a quorum is present, shall decide any questions and a plurality shall elect a Trustee, except when a different vote is required or permitted by any provision of the 1940 Act or other applicable law or by this Declaration of Trust or the By-Laws.

     Section 5.5 ACTION BY WRITTEN CONSENT. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by the 1940 Act or by any express provision of this Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the record of the

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meetings of Shareholders.  Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     Section 5.6 INSPECTION OF RECORDS. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted stockholders of a Delaware corporation under the Delaware General Law.

     Section 5.7 ADDITIONAL PROVISIONS. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters not inconsistent with the provisions hereof.


                                   ARTICLE VI

                    LIMITATION OF LIABILITY; INDEMNIFICATION

     Section 6.1 TRUSTEES, SHAREHOLDERS, ETC. NOT PERSONALLY LIABLE; NOTICE. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Sub-Trust with which such person dealt for payment under such credit, contract or claim; and neither the Shareholders of any Sub-Trust nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, nor any other Sub-Trust nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, nor any other Sub-Trust shall be personally liable therefor. Every note, bond, contract, instrument, certificate, or undertaking and every act or thing whatsoever executed or done by or on behalf of the Trust, any Sub-Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only by or for the Trust (or the Sub-Trust) or the Trustees and not personally. The Trustees and the Trust's officers, employees and agents shall not be liable to the Trust or the Shareholders; provided however, that nothing in this Declaration of Trust shall protect any Trustee or officer, employee or agent against any liability to the Trust or the Shareholders to which such Trustee or officer, employee or agent would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer, employee or agent.

     Every note, bond, contract, instrument, certificate, or undertaking made or issued by the Trustees or by any officers or officer shall give notice that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, or the particular Sub-Trust in question, as the case may be, but the omission thereof shall not operate to bind any Trustees or Trustee or officers officer or Shareholders or Shareholder individually or otherwise invalidate any such note, bond, contract, instrument, certificate, or undertaking.

     Section 6.2 TRUSTEE'S GOOD FAITH ACTION; EXPERT ADVICE; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Trust and the Shareholders for his own

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willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (a) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer partner, or responsible employee of a Contracting Party appointed by the Trustees pursuant to Section 3.3. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties. To the extent that, at law or in equity, a Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to a shareholder any such Trustee acting under this Declaration of Trust shall not be liable to the Trust or to any such Shareholder for the Trustee's good faith reliance on the provisions of this Declaration of Trust. The provisions of this Declaration of Trust, to the extent that they restrict the duties and liabilities of a Trustee otherwise existing at law or in equity, are agreed by the Shareholders to replace such other duties and liabilities of such Trustee.

     Section 6.3 INDEMNIFICATION OF SHAREHOLDERS. In case any Shareholder (or former Shareholder) of any Sub-Trust or the Trust shall be charged or held to be personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, the Trust on behalf of said Sub-trust (upon proper and timely request by the Shareholder) shall assume the defense against such charge and satisfy any judgment thereon, and, to the fullest extent permitted by law, the Shareholder or former Shareholder (or his heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of said Sub-Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability.


                                  ARTICLE VII

                                 MISCELLANEOUS

     Section 7.1 DURATION AND TERMINATION OF TRUST. Unless terminated as provided herein, the Trust shall continue without limitation of time and, without limiting the generality of the foregoing, no change, alteration or modification with respect to any Sub-Trust or class thereof shall operate to terminate the Trust. The Trust may be terminated at any time by a Majority of the Outstanding Voting Shares of the Trust or by the Trustees by written notice to the Shareholders.

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     Upon termination, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due to accrued or anticipated as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash, securities or other property, or any combination thereof, and distribute the proceeds to the Shareholders, in conformity with the provisions of subsection (d) of Section 42.

     Section 7.2 REORGANIZATION. The Trustees may sell, convey, merge, and transfer the assets of the Trust, or the assets belonging to any one or more Sub-Trusts, to another trust, partnership, association, or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another Sub-Trust of the Trust in exchange for cash, shares or other securities (including, in the case of a transfer to another Sub-Trust of the Trust, Shares of such other Sub-Trust or any class thereof) with such transfer either (1) being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Sub-Trust the assets of which are so transferred, or (2) not being made subject to, or not with the assumption of, such liabilities; provided, however, that no assets belonging to any particular Sub-Trust shall be so transferred unless the terms of such transfer shall have first been approved at a meeting called for the purpose by the affirmative vote of the holders of a Majority of the Outstanding Voting Shares of that Sub-Trust. Following such transfer, the Trustees shall distribute such cash, shares, or other securities among the Shareholders of the Sub-Trust (taking into account the differences among the classes of Shares thereof, if any) the assets belonging to which have been so transferred; and if all of the assets of the Trust have been so transferred, the Trust shall be terminated.

     The Trust, or any one or more Sub-Trusts, may either as the successor, survivor, or non-survivor, (1) consolidate with one or more other trusts, partnerships, limited liability companies, associations, or corporations organized under the laws of the State of Delaware or any other state of the United States, to form a new consolidated trust, partnership, association or, corporation under the laws of which any one of the constituent entities is organized, or (2) merge into or transfer a substantial portion of its assets to one or more other trusts, partnerships, associations, or corporations organized under the laws of the State of Delaware or any other state of the United States, or have one or more such trusts, partnerships, associations, or corporations merged into or transfer a substantial portion of its assets to it, any such consolidation as are specified in an agreement and plan of reorganization entered into by the Trust, or one or more Sub-Trusts as the case may be, in connection therewith. Any such consolidation, merger or transfer shall require the affirmative vote of the holders of a Majority of the Outstanding Voting Shares of the Trust (or each Sub-Trust affected thereby, as the case may be), except that such affirmative vote of the holders of Shares shall not be required if the Trust (or Sub-Trust affected thereby, as the case may be) shall be the survivor of such consolidation or merger or transferee of such assets.

     Section 7.3 AMENDMENTS. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the

                                      -9-
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foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time, so long as such amendment does not adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees). Any amendment to this Declaration of Trust that adversely affects the rights of Shareholders may be adopted at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of such Trustees) when authorized to do so by the vote in accordance with subsection (e) of Section 4.2 of Shareholders holding a majority of the Shares entitled to vote. Without limiting the generality of the foregoing, amendments having the purposes of changing the name of the Trust or any Sub-Trust or of supplying any omission, curing or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote. Subject to the provisions of this
Section 7.3, any amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted.

     Section 7.4 FILING OF COPIES; REFERENCES; HEADINGS. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein," "hereof," and "hereunder" shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction, or effect of his instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

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